Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT
Dated as of February 4, 2021
to
REVOLVING CREDIT AND SECURITY AGREEMENT
Dated as of February 4, 2019

This FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of February 4, 2021, is entered into by and among GOLUB CAPITAL BDC 3, INC., a Maryland corporation and GBDC 3 FUNDING II LLC, a Delaware limited liability company, as borrowers (in such capacity, each a “Borrower”, and together, the “Borrowers”) and Signature Bank, as the administrative agent and a lender under the Credit Agreement (as defined below) (“Signature Bank”).

RECITALS

WHEREAS, the Borrowers and Signature Bank are parties to that certain Revolving Credit and Security Agreement, dated as of February 4, 2019 (as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated as of April 8, 2019, that certain Second Amendment to Revolving Credit and Security Agreement, dated as of May 31, 2019, that certain Additional Borrower Joinder Agreement to Revolving Credit and Security Agreement, dated as of August 23, 2019, that certain Third Amendment to Revolving Credit and Security Agreement dated as of February 7, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as further described herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

Section 1.        Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Section 2.        Changes to the Credit Agreement. Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1.            The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

““Applicable Rate” means (a) at any time the NAV Coverage Condition is in effect, (x) with respect to LIBOR Rate Loans, Adjusted LIBOR plus 200 basis points (2.00%), and (y) with respect to Prime Rate Loans, the Prime Rate in effect from day to day less 90 basis points (0.90%) (provided that solely for the purpose of this subsection (a), such rates provided for in this subsection (a) will not take effect until the NAV Coverage Condition is in effect for twelve (12) consecutive Business Days, and (b) otherwise, (x) with respect to LIBOR Rate Loans, Adjusted LIBOR plus 170 basis points (1.70%), and (y) with respect to Prime Rate Loans, the Prime Rate in effect from day to day less 120 basis points (1.20%); provided that, in each case, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.”

““Stated Maturity Date” means February 4, 2022, subject to Borrowers’ extension of such date under Section 2.8.”

““Unused Commitment Fee” means a fee equal to 25 basis points (0.25%) per annum of the average unused portion of the Commitments, as determined by Administrative Agent. The unused portion of the Commitments, for purposes of this definition, shall equal the difference between (x) the Commitments (as they may be reduced or increased from time to time pursuant to the provisions of this Credit Agreement) and (y) the average for the period of the daily closing balance of Loans outstanding.

2.2.            Section 2.8(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) within five (5) Business Days of the applicable Borrowers’ receipt of the Extension Notice, such Borrowers shall pay an extension fee to Administrative Agent for the benefit of the Lenders in an amount equal to 25 basis points (0.25%) of each such Lender’s Commitment as of the date on which such Borrowers receive such Extension Notice.”

2.3.            Section 3.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“3.6. Increase in the Maximum Commitment Provided there exists no Event of Default or, to the knowledge of any Borrower or Administrative Agent, Potential Default on the effective date of the increase, and subject to compliance with the terms below, upon written notice to Administrative Agent, Borrowers may request the Lenders to increase the Maximum Commitment. Such increase shall be effective upon the satisfaction of the following conditions precedent: (a) the existing Lenders shall have agreed in their sole discretion to increase their Commitments and/or additional Persons shall have agreed to join the Credit Facility as Lenders such that the Commitments of all Lenders equal the increased Maximum Commitment; (b) on or prior to the proposed date of such increase, Borrowers shall have paid to Administrative Agent, for the benefit of each Lender that increases its Commitment or provides a new Commitment, a fee in an amount equal to 25 basis points (0.25%) of such increased or new Commitment; and (c) Borrowers shall provide Administrative Agent such evidence of their power and authority to effectuate such increase as Administrative Agent may reasonably request. For the avoidance of doubt, such increase will be on the same terms as contained herein with respect to the Commitments and the Loans. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any portion of such increase. On any date the Maximum Commitment is increased in accordance herewith, Borrowers and the Lenders agree to execute such documents as Administrative Agent may reasonably request to give effect to such increase.”

Section 3.        Conditions Precedent to Closing. Section 2 hereof shall become effective on the date (the “Effective Date”) upon which each of the following conditions precedent have been satisfied or waived:

3.1.            Signature Bank shall have received a counterpart (or counterparts) of this Amendment, executed and delivered by Borrowers, or other evidence satisfactory to Signature Bank of the execution and delivery of this Amendment by Borrowers;

3.2.            Signature Bank shall have received (a) true and correct copies of the resolutions adopted by Borrowers approving or consenting to the transactions contemplated by this Amendment, certified by a Responsible Officer of Borrowers, as in effect on the Effective Date, (b) certificates of good standing, and (c) satisfactory reports of searches of Filings in the jurisdiction of formation or registration of the Borrowers; and

3.3.            Borrowers shall have paid all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, (a) payment of a facility increase fee in an amount equal to $687,500, which amount shall be payable to Signature Bank and shall be fully earned as of the Effective Date, non-refundable and not creditable against any other fee due and owing under the Loan Documents, and (b) payment of all reasonable expenses required to be reimbursed or paid by Borrowers hereunder, including the reasonable and documented fees and disbursements of Cadwalader, Wickersham & Taft LLP.

Section 4.        Miscellaneous.

4.1.            Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants applicable to it, and confirms the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date).

4.2.            Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law), and (ii) upon the Effective Date, no Event of Default or Potential Default shall exist.

4.3.            References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.4.            Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.5.            No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Signature Bank or any other Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.6.            Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.7.            Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8.            Headings. Section headings in this Amendment are for reference only and shall in no way affect the interpretation of this Amendment.

4.9.            Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

GOLUB CAPITAL BDC 3, INC., a Maryland corporation

By:	/s/ Ross A. Teune
Name:	Ross A. Teune
Title:	Chief Financial Officer

GBDC 3 FUNDING II LLC, a Delaware limited liability company

By: Golub Capital BDC 3, Inc. its Sole Member

By:	/s/ Ross A. Teune
Name:	Ross A. Teune
Title:	Chief Financial Officer

Signature Bank – Golub BDC 3
Fourth Amendment to Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT AND LENDER:

SIGNATURE BANK

By:	/s/ Trevor Freeman
Name:	Trevor Freeman
Title:	Managing Director

By:	/s/ Anthony Episcopio
Name:	Anthony Episcopio
Title:	Vice President

Signature Bank – Golub BDC 3
Fourth Amendment to Revolving Credit and Security Agreement